Exhibit 99.1

Media Contact:	Investor Contact:

Jennifer Baumgartner	Karen Fisher
DivX, Inc.	DivX, Inc.
503.901.5371	858.882.6415
jbaumgartner@divxcorp.com	kfisher@divxcorp.com

DivX Reaches Settlement with Yahoo! Ending Legal Dispute Over Toolbar Distribution Agreement

San Diego, CA – August 19, 2009 – DivX, Inc. (NASDAQ:DIVX), a digital media company, and Yahoo! have reached a mutually agreeable settlement with respect to the parties’ litigation surrounding their two-year License and Distribution Agreement entered into by the two companies in September 2007.

“We are pleased to have this matter resolved,” stated Dan Halvorson, Executive Vice President and Chief Financial Officer. “The litigation settlement will increase our operating income in the third quarter of 2009. As a result, we have upwardly revised our GAAP earnings guidance for the third quarter by $0.29 per diluted share, or $0.17 per diluted share net of related taxes, and now expect GAAP earnings to be in the range of $0.10 to $0.12 per diluted share. This settlement will be recorded as a separate line item in our income statement under Operating Expenses.”

Revised Third Quarter 2009 Fiscal Outlook

The following table summarizes the Company’s revised financial guidance for the third quarter of 2009. The following estimates are based on the Company’s current business outlook as of the date of this press release:

	Updated Q3’09 Guidance	Q3’09 Guidance (provided on August 4, 2009)
Revenue (in millions)	$15.0 - $16.0	$15.0 - $16.0
GAAP earnings (loss) per share, diluted	$0.10 - $0.12	$(0.08) - $(0.06)
Adjustments:
Non-cash share-based compensation expense	$0.08	$0.08
Amortization of purchased intangibles	$0.02	$0.02
Yahoo! litigation settlement benefit	$(0.29)	—
Income tax effects of pre-tax adjustments	$0.07	$(0.04)

Non-GAAP earnings (loss) per share, diluted	$(0.02) - $0.00	$(0.02) - $0.00

These estimates are based on:

1.	Estimated shares outstanding in the third quarter of 2009 of approximately 32.8 million diluted shares;

2.	A litigation settlement which will increase the Company’s operating income in the third quarter of 2009 by approximately $0.29 per diluted share (approximately $0.17 per diluted share, net of related taxes). This settlement will be recorded as a separate line item in the Company’s income statement under Operating Expenses;

3.	Expected revenues for technology licensing of approximately 85% to 90% of total revenue for the third quarter of 2009; and revenues for media and other distribution and services of approximately 10% to 15% of total revenues for the third quarter of 2009;

4.	A projected non-GAAP effective tax rate of approximately 40% for the third quarter of 2009 which is dependent on the effective tax rates in the Company’s various domestic and foreign jurisdictions;

5.	Anticipated non-cash share-based compensation expense of approximately $2.5 million ($1.5 million, or $0.05 per diluted share, net of related taxes) for the third quarter of 2009; and

6.	The scheduled amortization of purchased intangible assets related to the acquisition of Main Concept of approximately $500,000 ($300,000, or $0.01 per diluted share, net of related taxes) for the third quarter of 2009.

About DivX

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment – the PC, the television and mobile devices. Over 200 million DivX devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home. For more information about DivX, visit www.divx.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding DivX’s visibility within the investment community and the Company’s anticipated financial results for the third quarter of 2009. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the uncertainties surrounding the macroeconomic climate; the risk that the Company’s financial performance for the third quarter of 2009 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; risks associated with DivX’s ability to penetrate existing and new markets; risks regarding the effects of competition; the risk of DivX’s dependence on its licensees and partners; risks related to the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s most recent report filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income (loss) and diluted earnings (loss) per share, which excludes non-cash share-based compensation expense, the amortization of purchased intangible assets, the foreign exchange impact of our intercompany loan, the non-cash charge related to the change in value of certain deferred tax assets and the Yahoo! litigation settlement benefit. This non-GAAP information is provided to enhance the reader’s overall understanding of our current financial performance and prospects for the future. Specifically, we believe this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period-to-period. Also, we believe that the exclusion of amortization of purchased intangible assets, the foreign exchange impact of our intercompany loan, the change in value of certain tax deferred assets and the Yahoo! litigation settlement benefit provides useful comparative data by reflecting our business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income (loss) and non-GAAP earnings (loss) per diluted share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

We will continue to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact our deferred tax assets are expected to vary from period-to-period, also making our effective tax rate difficult to estimate.

###